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                                                          Exhibit 1.1
















                                Option Care, Inc.

                                3,000,000 Shares

                                  Common Stock
                                ($0.01 Par Value)

                             UNDERWRITING AGREEMENT





________ __, 2001



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                             UNDERWRITING AGREEMENT


                                                               ________ __, 2001


UBS Warburg LLC
J.P. Morgan Securities, Inc.
Raymond James & Associates, Inc.
Leerink Swann & Company

c/o UBS Warburg LLC
299 Park Avenue
New York, New York  10171-0026


Ladies and Gentlemen:

     Option Care, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the Underwriters named in Schedule A annexed hereto (the "Underwriters") an aggregate of 3,000,000 shares of Common Stock, $0.01 par value per share (the "Common Stock"), of the Company (the "Firm Shares"). In addition, solely for the purpose of covering over-allotments, E.J. Financial/OCI Management, L.P. (the "Selling Stockholder") proposes to grant to the Underwriters the option to purchase from the Selling Stockholder up to an additional 450,000 shares of Common Stock (the "Additional Shares"). John
N. Kapoor, Ph.D., Chairman of the Board of Directors and stockholder of the Company (collectively with the Selling Stockholder, the "Stockholders"), controls directly or indirectly the Selling Stockholder. The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the Shares. The Shares are described in the Prospectus which is referred to below.

     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-65918) including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each thereof being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act, and also including any

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registration statement filed pursuant to Rule 462(b) under the Act, is herein called the Registration Statement, and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the Prospectus. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act") after the effective date of the Registration Statement, or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

     The Company, the Selling Stockholder and the Underwriters agree as follows:

     1. SALE AND PURCHASE. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares set forth opposite the name of such Underwriter in Schedule A annexed hereto in each case at a purchase price of $____ per Share. The Company is advised by you that the Underwriters intend
(i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

     In addition, the Selling Stockholder hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Stockholder, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time and from time to time on or before the 30th day following the date hereof by written notice to the Company and the Selling Stockholder. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as

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the additional time of purchase); PROVIDED, HOWEVER, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day(1) after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares.


     [MAY NEED TO ADJUST THE FOLLOWING BASED ON THE TYPE OF SECURITY HELD BY THE SELLING STOCKHOLDER] Certificates in transferable form for the Additional Shares, or agreements evidencing options (the "Options") exercisable for such Additional Shares together with duly executed irrevocable exercise notices and certified or official bank checks in payment of the exercise price, or certificates evidencing convertible debentures (the "Debentures") convertible for such Additional Shares together with duly executed irrevocable conversion notices, that each of the Selling Stockholder agrees to sell pursuant to this Agreement have been placed in custody with ________________ (the "Custodian") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "Custody Agreement") executed by each of the Selling Stockholder appointing _______________________________ and
____________________________ as agents and attorneys-in-fact (the
"Attorneys-in-Fact"). The Selling Stockholder agrees that (i) the Additional Shares represented by the certificates, or the Options exercisable for or Debentures convertible for such Additional Shares, held in custody pursuant to the Custody Agreement are subject to the interests of the Underwriters and the Company, (ii) the arrangements made by the Selling Stockholder for such custody are, except as specifically provided in the Custody Agreement, irrevocable and (iii) the obligations of the Selling Stockholder hereunder and under the Custody Agreement shall not be terminated by any act of the Selling Stockholder, by operation of law, by dissolution or by the occurrence of any other event. If the Selling Stockholder shall die or be incapacitated or if any of the other events referred to in the immediately preceding sentence should occur, or any other event should occur, before the delivery of the Additional Shares hereunder, certificates for the Additional Shares to be sold by the Selling Stockholder shall be delivered to the Underwriters by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity or other event had not occurred, regardless of whether or not the

------------------
1 As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.

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Attorneys-in-Fact or any Underwriter shall have received notice of such death, incapacity or other event. Each Attorney-in-Fact represents that he is authorized, on behalf of the Selling Stockholder, to execute this Agreement and any other documents necessary or desirable in connection with the exercise of the Options or conversion of the Debentures deposited under the Custody Agreement and the sale of the Additional Shares to be sold hereunder by the Selling Stockholder, to provide for the payment to the Company of the exercise price in respect of any Additional Shares issued upon the exercise of the Options deposited under the Custody Agreement, to make delivery of the certificates for such Additional Shares, to receive the proceeds of the sale of such Additional Shares, to give receipts for such proceeds, to pay therefrom any expenses to be borne by the Selling Stockholder in connection with the sale and public offering of such Additional Shares, to distribute the balance thereof to the Selling Stockholder, and to take such other actions as may be necessary or desirable in connection with the transactions contemplated by this Agreement. Each Attorney-in-Fact agrees to perform his duties under the Custody Agreement.

    2. PAYMENT AND DELIVERY. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company (DTC) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on _________ __, 2001 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the time of purchase. Certificates for the Firm Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify on the second business day preceding the time of purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Company agree to make such certificates available to you for such purpose at least one full business day preceding the time of purchase.

     Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the additional time of purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Selling Stockholder agrees to make such certificates available to you for such purpose at least one full business day preceding the additional time of purchase.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS.

                       (i) The Company and each of the Stockholders represent and warrant to each of the Underwriters that:

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          (a) The Company has not received nor has notice of any order of the
     Commission preventing or suspending the use of any Preliminary Prospectus, or instituting proceedings for that purpose, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act; and when the Registration Statement becomes effective, the Registration Statement and the Prospectus will conform in all material respects with the provisions of the Act, and the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that neither the Company nor either of the Sellers makes any warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriters and furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use in the Registration Statement or the Prospectus; and neither the Company nor any of its affiliates has distributed any offering material in connection with the offer or sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act;

          (b) as of the date of this Agreement, the Company's capitalization is as set forth under the heading entitled "Actual" in the section of the Registration Statement and the Prospectus entitled "Capitalization" and, as of the time of purchase and the additional time of purchase, as the case may be, the Company's capitalization shall be as set forth under the heading entitled "As Adjusted" in the section of the Registration Statement and the Prospectus entitled "Capitalization" (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options disclosed as outstanding in the Registration Statement and the Prospectus); all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

          (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus;

          (d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its

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     properties or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the business, operations, prospects, properties, condition (financial or otherwise) or results of operation of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect"). The Company has no subsidiaries (as defined in the Act) other than as listed in Schedule B annexed hereto (the "Subsidiaries"); the Company owns 100% of the outstanding capital stock of all Subsidiaries (except Young's I.V. Therapy, Inc., of which the Company owns 80% of the outstanding capital stock and has the right to acquire the outstanding minority interest therein on the terms described in the Registration Statement and contained in an agreement filed as an exhibit to the Registration Statement); except for the Subsidiaries, the Company does not own, directly or indirectly, any long-term debt or any equity interest in any firm, corporation, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and of the bylaws of the Company and each of the Subsidiaries and all amendments thereto have been delivered to you; each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of the properties or the conduct of its business requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

          (e) neither the Company nor any of the Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) (each such breach, violation, default or event, a "Default Event"), (i) its charter, by-laws or other organizational documents, (ii) any obligation, agreement, covenant or condition contained in any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties is bound or affected, (iii) any federal, state, local or foreign law, regulation or rule or (iv) any decree, judgment or order applicable to the Company, any of the Subsidiaries or any of their respective properties, other than, in the case of clause (ii), such Default Events as could not,

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     individually or in the aggregate, reasonably be expected to have a Material
     Adverse Effect; and the execution, delivery and performance of this Agreement, including the issuance and sale of the Shares and the consummation of the other transactions contemplated hereby, does not constitute and will not result in a Default Event under (w) any provisions of the charter, by-laws or other organizational documents of the Company or any of the Subsidiaries, (x) under any provision of any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries or by which any of them or their respective properties may be bound or affected, (y) under any federal, state, local or foreign law, regulation or rule or (z) under any decree, judgment or order applicable to the Company, any of the Subsidiaries or any of their respective properties, except, in the case of clause (x) for such Default Events as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (f) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company;

          (g) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

          (h) the Shares have been duly and validly authorized by the Company and, when issued and delivered by the Company, in the case of the Firm Shares, or delivered by the Selling Stockholder, in the case of the Additional Shares, against payment therefor as provided herein, will be validly issued, fully paid and non-assessable;

          (i) no approval, authorization, consent or order of or filing with any national, state, local or other governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company or any of the Subsidiaries in connection with the issuance and sale of the Shares or the consummation by the Company and the Selling Stockholder of the transactions contemplated hereby other than registration of the offer and sale of the Shares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters;

          (j) except as set forth in the Registration Statement and the Prospectus (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, co-sale rights,

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     rights of first refusal or other rights to purchase any shares of Common
     Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and
     (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, except for such rights as have been complied with or waived;

          (k) Ernst & Young LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

          (l) the Company and each of the Subsidiaries has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule (collectively, "Permits"), and has obtained all necessary authorizations, consents and approvals from other persons (collectively, "Approvals"), in order to conduct its business as described in the Registration Statement and the Prospectus, other than such Permits and Approvals the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, any such Permit or Approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (m) all legal or governmental proceedings, contracts, leases or documents of a character required to be described in the Registration Statement or the Prospectus or any document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or any document incorporated by reference therein have been so described or filed as required;

          (n) except as disclosed in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of the Subsidiaries or any of their respective directors or

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     officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely decided, could reasonably be expected to result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

          (o) the financial statements, together with the related schedules and notes, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X of the Act, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and books and records of the Company; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required;

          (p) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been
     (i) any material adverse change, or any development with respect to the Company or any of the Subsidiaries which is likely to cause a material adverse change, in the business, properties or assets described or referred to in the Registration Statement and the Prospectus, or the results of operations, condition (financial or otherwise), business, operations or prospects of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company or any of the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent, which is material to the Company and the Subsidiaries taken as a whole, incurred by the Company or any of the Subsidiaries, (iv) any change in the capital stock or outstanding indebtedness of the Company or any of the Subsidiaries (other than pursuant to the exercise of stock options described in the Registration Statement and the Prospectus as outstanding or the grant of stock options under stock option plans described in the Registration Statement and the Prospectus) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; neither the Company nor any of the Subsidiaries has any material contingent obligation which is not disclosed in the Registration Statement and the Prospectus;

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          (q) the Company has obtained for the benefit of the Underwriters the agreement (a "LOCK-UP AGREEMENT"), in the form set forth as EXHIBIT C hereto, of each of its officers and directors and the Selling Stockholder. The Company will not release or purport to release any of its officers or directors or the Selling Stockholder from any Lock-Up Agreement without the prior written consent of UBS Warburg:

          (r) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (s) any statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

          (t) neither the Company nor any of the Subsidiaries nor any of their respective affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

          (u) the Company and each of the Subsidiaries maintain insurance of the types and in amounts reasonably adequate for their respective businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and each of the Subsidiaries against theft, damage, destruction, acts of vandalism and other risks customarily insured against, all of which insurance is in full force and effect;

          (v) neither the Company nor any of the Subsidiaries has sustained since the date of the latest financial statements included in the Prospectus any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus or other than any losses or interferences which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (w) the Company and each of the Subsidiaries have good title to all personal property owned by them as described in the Registration Statement and the Prospectus, free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as could not,

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     individually or in the aggregate, reasonably be expected to have a Material
     Adverse Effect; except as described in the Registration Statement and the Prospectus, any real property and buildings held under lease by the Company or any of the Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of the Subsidiaries, as the case may be;

          (x) the Company and each of the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, copyrights, trademarks, service marks, trade names, technology and know-how necessary to conduct its business in the manner described in the Prospectus; neither the Company nor any of its Subsidiaries is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with its patents, copyrights, trademarks, service marks, trade names, or technology other than as disclosed in the Registration Statement and the Prospectus, and, except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of infringement or conflict with (and neither the Company nor any of its Subsidiaries knows of any infringement or conflict with) asserted rights of others with respect to any patents, copyrights, trademarks, service marks, trade names, technology or know-how which could reasonably be expected to result in a Material Adverse Effect;

          (y) neither the Company nor any of the Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

          (z) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

          (aa) all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, other than those filings being contested in good faith, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of the Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

          (bb) there are no material agreements or understandings between or among any of the Company, any of the Subsidiaries or the Sellers relating to or affecting the Company or any of the Subsidiaries or their respective businesses other than as described in the Prospectus;

          (cc) all documents incorporated by reference by the Registration Statement, the Preliminary Prospectus or the Prospectus complied in all material respects, at the time such documents were filed with the Commission, with the requirements of the Exchange Act;

          (dd) the franchise agreements entered into by the Company and described or referred to in the Registration Statement (collectively, the "Franchise Agreements") are each in full force and effect; to the Company's knowledge none of the persons or entities holding franchise rights from the Company (the "Franchise Owners") is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under) any such Franchise Agreement, except where such Default Event could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor, to the Company's knowledge, any Franchise Owner has the right to terminate any Franchise Agreement prior to the termination of its stated term, and no event or circumstance has occurred which, with notice, lapse of time or both would create such a right; and the Company has neither received nor been threatened with a termination notice from any Franchise Owner or any other party with respect to a Franchise Agreement, nor is the Company aware that any person intends to furnish such a notice to the Company; and

          (ee) to the Company's knowledge (i) each of the Franchise Owners and each of the franchises operated by any of the Franchise Owners (collectively, the "Franchises") has all necessary Permits and Approvals, in order to conduct his, her or its business as described in the Registration Statement and the Prospectus, other than such Permits and Approvals the failure of which to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) none of the Franchise Owners is in violation of, or in default under, any such Permit or Approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Franchise Owner or the business conducted thereby the effect of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) none of the Franchise Owners is in violation of any federal, state, local or foreign law, regulation or rule (including those federal, state, local or foreign laws, regulations or rules applicable to reimbursement for health care or any related services) or any decree, judgment or order applicable to them except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iv) there are no actions, suits, claims, investigations or proceedings pending or threatened to which any of the Franchise Owners is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely decided, could reasonably be expected to result in a judgment, decree or order having a Material Adverse Effect;

                       (ii) Each of the Sellers further represents and warrants to each of the Underwriters that:

          (a) the Selling Stockholder is the lawful owner of the Additional Shares, and immediately preceding the sale and delivery of, and payment for, the Additional Shares, the Selling Stockholder will have good and marketable title to the Additional Shares, free and clear of all liens, encumbrances and defects;

          (b) the Selling Stockholder has duly endorsed certificates evidencing the Additional Shares in blank, and upon sale and delivery of, and payment for, the Additional Shares, assuming each Underwriter has no notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC")), (i) each Underwriter will acquire valid and marketable title to such Additional Shares free and clear of all liens, encumbrances and defects and (ii) each Underwriter that has purchased such Additional Shares delivered at the additional time of purchase to DTC by making payment therefor as provided herein, and that has had the Additional Shares credited to the securities account or accounts of such Underwriters maintained with DTC, will acquire a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC), and no action based on an adverse claim (within the meaning of Section 8-102(a)(1) of the UCC) may be asserted against such Underwriter with respect to such Additional Shares;

          (c) neither the Selling Stockholder nor any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Additional Shares;

          (d) no approval, authorization, consent or order of any court or filing with any national, state, local or other governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Selling Stockholder in connection with the sale of the Additional Shares or for the consummation by the Sellers of the transactions contemplated hereby other than registration of the offer and sale of the Additional Shares under the Act and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Additional Shares are being offered by the Underwriters;

          (e) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Sellers;

          (f) the Custody Agreement has been duly authorized and when executed and delivered on behalf of the Selling Stockholder, will be a legal, valid and binding agreement of the Selling Stockholder;

          (g) the execution, delivery and performance of this Agreement and the Custody Agreement, the sale of the Additional Shares by the Selling Stockholder and the consummation of the transactions contemplated hereby by the Selling Stockholder does not and will not constitute a Default Event under any provisions of the charter or by-laws or other organizational documents of the Selling Stockholder or any of its subsidiaries or under any provision of any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the either of the Sellers or any of the subsidiaries of the Selling Stockholder is a party or by which they or their properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to either of the Sellers or any of the subsidiaries of the Selling Stockholder, except for such Default Events as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated hereby;

          (h) neither of the Sellers nor any of their affiliates has distributed any offering material in connection with the offer or sale of the Additional Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or any other materials, if any, permitted by the Act; and

          (i) the representations and warranties of the Selling Stockholder in the Custody Agreement are, and on the Closing Date will be, true and correct.

     4. CERTAIN COVENANTS OF THE COMPANY AND STOCKHOLDERS.

                       (i) The Company hereby agrees (and, with respect to Section 4(i)(l), the Stockholders jointly and severally agree with the Company):

          (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; PROVIDED that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

          (b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

          (c) to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules);

          (d) to advise you promptly, confirming such advice in writing (if requested by you), of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which you shall object in writing;

          (e) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

          (f) to furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms, as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or any of the Subsidiaries, in each case as soon as reasonably practicable after such reports, communications, documents or information become available;

          (g) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

          (h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) and ending not later than 15 months thereafter;

          (i) to furnish to you five conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient additional conformed copies (other than exhibits) for distribution of a copy to each of the other Underwriters;

          (j) to furnish to you as early as reasonably practicable prior to the time of purchase and the additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(f) hereof;

          (k) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of proceeds" in the Prospectus;

          (l) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on NASDAQ (as defined herein) and any registration thereof under the Exchange Act, (vi) review of the public offering of the Shares by NASD Regulation, Inc. (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters), (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Shares to prospective investors and the Representatives' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (viii) the performance of the other obligations of the Company and the Stockholders hereunder.

          (m) for so long as the delivery of the Prospectus is required in connection with the offer or sale of the Shares, to furnish to you, before filing with the Commission, a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act;

          (n) not to sell, offer or agree to sell, contract to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for

     Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, for a period of ninety (90) days after the date hereof (the "LOCK-UP PERIOD"), without the prior written consent of UBS Warburg, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus and (iii) the issuance of employee stock options not exercisable during the Lock-up Period pursuant to stock option plans described in the Registration Statement and the Prospectus.

                       (ii) Each of the Stockholders hereby agrees:

          (a) to execute and deliver to the Underwriters a letter in the form contemplated by Section 3(i)(q);

          (b) to advise the Underwriters promptly of the happening of any event known to such Stockholders within the time during which a Prospectus relating to the Shares is required to be delivered under the Act which would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; and

          (c) to pay all federal and other taxes, if any, on the transfer and sale of the Shares being sold by the Selling Stockholder to the Underwriters.

     5. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the last paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company and the Stockholders, jointly and severally, agree, in addition to paying the amounts described in Section 4(i)(l) hereof, to reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

     6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and each of the Stockholders on the date hereof and at the time of purchase (and the several obligations of the Underwriters at the additional time of purchase are subject to the accuracy of the representations and warranties on the part of the Company and each of the Stockholders on the date hereof and at the time of purchase (unless previously waived) and at the additional time of purchase, as the case may be), the performance by the Company and each of the Stockholders of their obligations hereunder and to the following additional conditions precedent:

          (a) You shall have received, at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Greenberg Traurig, P.A., counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that [ALLOCATION OF OPINIONS AS BETWEEN GREENBERG AND MS. BELLEHUMEUR TO BE DISCUSSED]:

               (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as herein contemplated;

               (ii) each of the Subsidiaries has been duly incorporated and is validly existing as a corporation is in good standing under the laws of its jurisdiction of incorporation with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement;

               (iii) the Company and the Subsidiaries are duly qualified to do business as a foreign corporation and are in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect;

               (iv) this Agreement has been duly authorized, executed and delivered by the Company;

               (v) the Firm Shares have been duly authorized and, when issued (in the case of the Firm Shares) and delivered to and paid for by the Underwriters, will be duly and validly issued and will be fully paid and non-assessable;

               (vi) the Company has authorized and outstanding shares of capital stock as set forth in the Registration Statement and the Prospectus; the outstanding shares of capital stock of the Company (A) have been duly and validly authorized and issued and are fully paid and non-assessable,
          (B) are free of preemptive rights, resale rights, rights of first refusal and similar rights under the Delaware General Corporation Law (the "DGCL") or the charter or bylaws or other organizational documents of the Company or any contract, commitment or instrument described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel and (C) to such counsel's knowledge, were issued in compliance with all applicable federal and state securities laws; the Firm Shares when issued will be free of preemptive or similar rights under the DGCL or any contract, commitment or instrument described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel; the holders of the Shares are not (or in the case of the Firm Shares will not be) subject to personal liability by reason of being such holders; and the certificates for the Shares are in due and proper form and conform to the requirements of the DGCL and the Nasdaq National Market;

               (vii) all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, are owned of record by the Company, are not subject to any perfected security interest or, to such counsel's knowledge, any other encumbrance or adverse claim and, to such counsel's knowledge, have been issued and sold in compliance with all applicable federal and state securities laws; to such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in any of the Subsidiaries are outstanding;

               (viii) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus;

               (ix) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

               (x) the Registration Statement has become effective under the Act, and to such counsel's knowledge no stop order with respect to the effectiveness thereof has been issued and no stop order proceedings with respect thereto are pending or threatened under the Act; and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

               (xi) no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution and delivery of this Agreement and the issuance and sale of the Shares and consummation of the other transactions contemplated hereby other than those that have been obtained under the Act, the Exchange Act and the rules of the Nasdaq National Market and other than any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any necessary approval of the Corporate Financing Department of NASD Regulation, Inc., as to which such qualification and approval such counsel need express no opinion;

               (xii) the execution, delivery and performance of this Agreement by the Company, including the consummation of the transactions contemplated hereby and by the Registration Statement, do not constitute, and will not result in, a Default Event pursuant to (A) any provision of the charter or bylaws or other organizational documents of the Company or any of the Subsidiaries, (B) any provision of any license, permit, franchise, authorization, indenture, mortgage, deed of trust, note, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument filed as an exhibit to the Registration Statement or otherwise known to such counsel and issued to the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries is a party or by which any of them may be bound or affected, or to which any of the property or assets of the Company or any of the Subsidiaries is subject or may be bound or affected, (C) any federal, state, local or foreign law, regulation or rule or (D) any decree, judgment or order known by such counsel to be applicable to the Company or any of the Subsidiaries other than, in the case of clause
          (B) such Default Events as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

               (xiii) to such counsel's knowledge, (A) neither the Company nor any of the Subsidiaries is in violation of its charter or bylaws or other organizational documents and (B) no Default Event exists under any license, permit, franchise, authorization, indenture, mortgage, deed of trust, note, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is or was a party or by which it or its properties may be bound or affected, other than such Default Events as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect , and (C) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;

               (xiv) to such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

               (xv) to such counsel's knowledge, there are no actions, suits, claims, investigations or proceedings pending or threatened to which the Company or any of the Subsidiaries is subject or of which any of their respective properties is subject, whether at law, in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, which are required to be described in the Prospectus but are not so described;

               (xvi) the documents incorporated by reference in the Registration Statement and the Prospectus complied as to form, at the time such documents were filed with the Commission, with the requirements of the Exchange Act.

               (xvii) the Company is not and, after giving effect to the offer and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

               (xviii) those statements in the Registration Statement and the Prospectus that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown; and

               (xix) no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel to have any securities issued by the Company and owned by them registered pursuant to the Act, included in the Registration Statement or sold in the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the transactions contemplated by this Agreement or otherwise, except for such rights as have been complied with or waived;

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (vii), (viii), (ix) and (xviii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to and including the time of purchase or additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial or statistical data included in the Registration Statement or Prospectus).

          (b) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Piper Marbury Rudnick & Wolfe LLP, franchise regulatory counsel to the Company, dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that the statements in the Registration Statement and the Prospectus referencing franchise regulatory matters, insofar as such statements constitute summaries of franchise regulatory matters with respect to the Company, as of the date of the Registration Statement and the Prospectus and as of the date of such opinion, are in all material respects accurate and complete statements or summaries of such matters therein set forth; and nothing has come to such counsel's attention that causes such counsel to believe that the above-described portions of the Registration Statement and the Prospectus, at the date of the Registration Statement and the Prospectus or at the date of such opinion, contained or contains an untrue statement of material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Cathy Bellehumeur, General Counsel to the Company, dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that the statements in the Registration Statement and the Prospectus referencing regulatory matters (exclusive of any statements referencing franchise regulatory matters), as of the date of the Registration Statement and the Prospectus and as of the date of such opinion, are in all material respects accurate and complete statements or summaries of the matters therein set forth; and nothing has come to such counsel's attention that causes such counsel to believe that the above-described portions of the Registration Statement and the Prospectus, at the date of the Registration Statement and the Prospectus or at the date of such opinion, contained or contains an untrue statement of material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) You shall have received, at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Greenberg Traurig, counsel to the Stockholders, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form reasonably satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, stating that:

               (i) this Agreement and (in the case of the Selling Stockholder) the Custody Agreement have been duly executed and delivered by or on behalf of each Stockholder;

               (ii) the Selling Stockholder has full legal right and power, and has obtained any authorization or approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver the Additional Shares in the manner provided in this Agreement;

               (iii) delivery of certificates for the Shares by the Selling Stockholder pursuant hereto will pass valid and marketable title thereto to the Underwriters, free and clear of any claim, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

               (iv) each of the Representatives of the Selling Stockholder has been duly authorized by the Selling Stockholder to execute and deliver on behalf of the Selling Stockholder this Agreement and any other document necessary or desirable in connection with the transactions contemplated hereby and to deliver the Shares to be sold by the Selling Stockholder; and

          (e) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may require.

          (f) You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement and the time of purchase and additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS Warburg.

          (g) No amendment or supplement to the Registration Statement or Prospectus, or document which upon filing with the Commission would be incorporated by reference therein, shall at any time have been filed to which you have objected or shall object in writing.

          (h) The Registration Statement shall have become effective, or if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:00 P.M., New York City time, on the date of this Agreement, unless a later time (but not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement) shall be agreed to by the Company and you in writing or by telephone, confirmed in writing; PROVIDED, HOWEVER, that the Company and you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later date.

          (i) Prior to the time of purchase or the additional time of purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (j) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (i) no material and adverse change or any development involving a prospective material and adverse change (other than as specifically described in the Registration Statement and Prospectus), in the business, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole, shall occur or become known and (ii) no transaction which is material and adverse to the Company shall have been entered into by the Company or any of the Subsidiaries.

          (k) Each of the Company and each Stockholder will, at the time of purchase or additional time of purchase, as the case may be, deliver to you a certificate signed by two of the Company's executive officers and a certificate signed on behalf of the Selling Stockholder, in each case to the effect that the representations and warranties of the Company or each Stockholder, as the case may be, as set forth in this Agreement are true and correct as of each such date, that the Company or such Stockholder, as the case may be, has performed such of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be, and the conditions set forth in paragraphs (h) and (i) of this Section 6 have been met.

          (l) You shall have received the letters referred to in Section
     3(i)(q).

          (m) The Company and each Stockholder shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

          (n) The Shares shall have been approved for listing for quotation on the NASDAQ National Market, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

          (o) Between the time of execution of this Agreement and the time of purchase or additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or
     (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization", as that term is defined in rule 436(g)(2) under the Act.

     7. EFFECTIVE DATE OF AGREEMENT; TERMINATION. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
(ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

     The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of you or any group of Underwriters (which may include you) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, (i) if, since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, there has been any material adverse change, financial or otherwise (other than as specifically described in the Registration Statement and Prospectus), in the operations, business, condition or prospects of the Company and the Subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares, (ii) there shall have occurred any downgrading, or any notice shall have been given of (x) any intended or potential downgrading or (y) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) under the Act or (iii) if, at any time prior to the time of purchase or, with respect to the purchase of any Additional Shares, the additional time of purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in your judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

     If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company, the Selling Stockholder and each other Underwriter shall be notified promptly by letter or telegram from such terminating Underwriter.

     If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or any of the Stockholders shall be unable to comply with any of the terms of this Agreement, neither the Company nor any of the Stockholders shall be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(i)(1), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company or any of the Stockholders under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

     8. INCREASE IN UNDERWRITERS' COMMITMENTS. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to purchase and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to purchase and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall purchase and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be purchased and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be purchased and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

     Without relieving any defaulting Underwriter from its obligations hereunder, the Company and the Selling Stockholder agree with the non-defaulting Underwriters that they will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company and the Selling Stockholder or selected by the Company and the Selling Stockholder with your approval).

     If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company and the Selling Stockholder for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company and the Selling Stockholder or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

     The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

     If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or any Stockholder to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or any Stockholder . Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     9. INDEMNITY AND CONTRIBUTION.

     (a) The Company and each Stockholder jointly and severally agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this
Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter through you to the Company expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement made by the Company or any Stockholder in Section 3 of this Agreement or the failure by the Company or any Stockholder to perform when and as required any agreement or covenant contained herein or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or any Stockholder or based upon written information furnished by or on behalf of the Company or any Stockholder including, without limitation, slides, videos, films, tape recordings, used in connection with the marketing of the Shares, PROVIDED, HOWEVER, that the indemnity agreement contained in clause (i) of this subsection (a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, unless the failure is the result of noncompliance by the Company with Section 4(i)(b) hereof. Notwithstanding the foregoing, no Stockholder shall be liable to the Underwriters in respect of his or its indemnification obligation under this Section

9(a) or otherwise under this Agreement in an amount, in the aggregate, in excess of the net proceeds from the offering received by the Selling Stockholder.

     If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or any Stockholder collectively, (the "Seller Indemnitors") pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Seller Indemnitors in writing of the institution of such Proceeding and the Seller Indemnitors shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; PROVIDED, HOWEVER, that the omission to so notify the Seller Indemnitors shall not relieve the Seller Indemnitors from any liability which the Seller Indemnitors may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Seller Indemnitors in connection with the defense of such Proceeding or the Seller Indemnitors shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Seller Indemnitors (in which case the Seller Indemnitors shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Seller Indemnitors and paid as incurred (it being understood, however, that the Seller Indemnitors shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Seller Indemnitors shall not be liable for any settlement of any Proceeding effected without the written consent of the Seller Indemnitors, but if settled with the written consent of the Seller Indemnitors, the Company and each Stockholder jointly and severally agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without the Seller Indemnitors' written consent if (i) such settlement is entered into more than 60 business days after receipt by the indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

     (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each of the Stockholders and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Seller Indemnitors or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

     If any Proceeding is brought against the Seller Indemnitors or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Seller Indemnitors or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; PROVIDED, HOWEVER, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Seller Indemnitors or any such person or otherwise. The Seller Indemnitors or such person shall have the right to employ their or its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Seller Indemnitors or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Seller Indemnitors and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

     (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller Indemnitors on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Seller Indemnitors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Seller Indemnitors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Seller Indemnitors and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Seller Indemnitors on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Seller Indemnitors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

     (d) The Seller Indemnitors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection
(c) above. Notwithstanding the provisions of this Section 9, in no case shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

     (e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company and the Sockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Stockholders, their directors or officers or any person who controls any of the Seller Indemnitors within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, each member of the Selling Stockholder Group and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Stockholder, against any of the officers, directors or partners of the Company or the Selling Stockholder, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

     10. NOTICES. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention:
Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Option Care, Inc., 100 Corporate North, Suite 212, Bannockburn, Illinois 60015,
Attention: Rajat Rai; if to Dr. Kapoor or the Selling Stockholder, shall be sufficient in all respects if delivered or sent to Dr. Kapoor at the offices of the Company at the address set forth above. For the purposes of Section 9 hereof, a notice given to any Seller Indemnitor shall be deemed sufficient as notice given to all Seller Indemnitors, and any notice, consent or waiver given by any Seller Indemnitor shall be deemed to be given by all Seller Indemnitors.

     11. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the fifth, sixth, seventh and eighth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

     12. GOVERNING LAW; CONSTRUCTION. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     13. SUBMISSION TO JURISDICTION. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and you, the Company and each Stockholder consent to the jurisdiction of such courts and personal service with respect thereto. The Company and each Stockholder hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party. Each Underwriter, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and each Stockholder (on each of his or its behalf and, to the extent permitted by applicable law, on behalf of their respective partners and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and each Stockholder agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding thereupon, and may be enforced in any other courts in the jurisdiction to which the Company or any Stockholder is or may be subject, by suit upon such judgment.

     14. PARTIES AT INTEREST. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the Stockholders and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

     15. COUNTERPARTS. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

     16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Underwriters, the Company and the Stockholders and their successors and assigns and any successor or assign of any substantial portion of the Company's and the Stockholders and any of the Underwriters' respective businesses and/or assets.

     17. MISCELLANEOUS. UBS Warburg LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS Warburg LLC. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

     A lending affiliate of UBS Warburg LLC may have lending relationships with issuers of securities underwritten or privately placed by UBS Warburg LLC. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by UBS Warburg LLC will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of UBS Warburg LLC.

     If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholder Group and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholder Group and the several Underwriters.

                                            Very truly yours,

                                            OPTION CARE, INC.


                                            By: ________________________________
                                                Name:
                                                Title:



                                            E.J. FINANCIAL/OCI MANAGEMENT, L.P.,


                                            By: ________________________________
                                                Name:
                                                Title:




                                                ________________________________
                                                John N. Kapoor

                                   SCHEDULE A

                                                                                                 Number of
Underwriter                                                                                     Firm Shares
-----------                                                                                     -----------
UBS Warburg LLC....................................................................
J.P. Morgan Securities, Inc........................................................
Raymond James & Associates, Inc....................................................
Leerink Swann & Company............................................................

                                            Total..................................      -------------------------
                                                                                         3,000,000
-------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE B

                  Name                                                 Jurisdiction of Incorporation
                  ----                                                 -----------------------------

Option Care, Inc.                                                      Delaware corporation
Option Care, Inc. (Franchising company)                                California corporation
Option Care Capital Services, Inc. (Finance company)                   Delaware corporation
Option Care Enterprises, Inc.                                          Delaware corporation
         Home Care of Columbia, Inc.                                   Missouri corporation
         Young's I.V. Therapy, Inc. (80% owned)                        Pennsylvania corporation
         Rehab Options, Inc.                                           Missouri corporation
         North County Home I.V., Inc.                                  California corporation
         Option Care Hospice, Inc.                                     Missouri corporation
         Option Care Home Health, Inc.                                 Ohio corporation
Management by Information, Inc.                                        Delaware corporation
Cordesys Healthcare Management, Inc.                                   Delaware corporation
Women's Health of Optioncare, Inc.                                     Delaware corporation
Option Care of Oklahoma, Inc.                                          Delaware corporation
Option Care of Denver, Inc.                                            Delaware corporation
Option Care Home Health of California, Inc.                            Delaware corporation
Option Home Health Care, Inc.                                          Delaware corporation
Option Care Home Health of Los Angeles, Inc.                           Delaware corporation
Option Care Home Health of Coweta, Inc.                                Delaware corporation

                                    EXHIBIT C

                                Option Care, Inc.
                                -----------------

                                  Common Stock


                                ($.01 Par Value)



                                                                   June   , 2001


UBS Warburg LLC
JPMorgan
Raymond James & Associates, Inc.
Leerink Swann & Company
As Representatives of the Several Underwriters

c/o UBS Warburg LLC
    299 Park Avenue
    New York, New York 10171

Ladies and Gentlemen:

                  This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") to be entered into by and among Option Care, Inc. (the "Company"), you and the other Underwriters named therein, as representatives of the several Underwriters, with respect to a public offering (the "Offering") of 4,000,000 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock").

                  In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period of 90 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of UBS Warburg LLC, (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock,
(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or
(iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the sale of any Common Stock to the Underwriters pursuant to the Underwriting Agreement, (b) bona fide gifts, provided the recipient or recipients thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement, or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Letter Agreement.

                  In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for a period of 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Warburg LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock.

                  If (i) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (ii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

                                            Yours very truly,

                                            ______________________________
                                            Name: